Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 4, 2024 relating to the financial statements of Galmed Pharmaceuticals Ltd. (the “Company”), appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co
Certified Public Accounts
A Firm in the Deloitte Global Network

Tel Aviv, Israel
October 21, 2024